Exhibit 99.2
NORTHLAND FUEL LLC
AND SUBSIDIARIES
INDEPENDENT AUDITOR’S REPORT
and
COMBINED FINANCIAL STATEMENTS
with
SUPPLEMENTAL INFORMATION
OCTOBER 31, 2004

CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT	1

COMBINED FINANCIAL STATEMENTS
Balance sheet	2
Statement of income	3
Statement of members’ equity	4
Statement of cash flows	5
Notes to combined financial statements	6–16

SUPPLEMENTAL INFORMATION
Combining balance sheet	17
Combining statement of income	18

C E R T I F I E D    P U B L I C    A C C O U N T A N T S
INDEPENDENT AUDITOR’S REPORT
To the Members
Northland Fuel LLC and Subsidiaries
We have audited the accompanying combined balance sheet of Northland Fuel LLC and Subsidiaries (the Company) as of October 31, 2004, and the related combined statements of income, members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Northland Fuel LLC and Subsidiaries as of October 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental information included on pages 17 and 18 is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The combining information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.
/s/ Moss Adams
Seattle, Washington
January 14, 2005
A member of
Moores Rowland International
an association of independent
accounting firms throughout
the world

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINED BALANCE SHEET
OCTOBER 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents, net	$3,589,847
Trade receivables, net	13,740,572
Inventories	21,334,578
Assets held for sale	6,510,456
Other current assets	2,054,182

Total current assets	47,229,635

OTHER INTANGIBLE ASSETS, net	578,875

PROPERTY AND EQUIPMENT, net	37,039,799

OTHER ASSETS, net	410,472

$85,258,781

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Line of credit payable to bank	$21,500,000
Accounts payable	7,873,878
Payroll related liabilities	1,036,166
Other accrued liabilities	847,519
Current portion of long-term debt	44,384

Total current liabilities	31,301,947

LONG-TERM DEBT, less current portion	607,131

OTHER LIABILITIES	400,110

DEFERRED INCOME TAXES	2,247,695

MEMBERS’ EQUITY	50,701,898

$85,258,781

See accompanying notes.	2

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINED STATEMENT OF INCOME
YEAR ENDED OCTOBER 31, 2004

REVENUES
Fuel	$174,777,520
Fuel and deck freight	3,448,571
Charter hire	889,893
Other	694,819

179,810,803

OPERATING COSTS AND EXPENSES
Cost of fuel sales	144,157,936
Operating and voyage expenses	9,768,073
Charter hire	1,549,078
Selling, general, and administrative	11,615,984
Depreciation and amortization	3,375,580

170,466,651

INCOME FROM OPERATIONS	9,344,152

OTHER INCOME (EXPENSE)
Interest income	171,034
Interest expense	(322,913)
Other	(241,384)

(393,263)

INCOME BEFORE INCOME TAX	8,950,889

PROVISION FOR INCOME TAX	3,849,745

NET INCOME	$5,101,144

See accompanying notes.	3

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINED STATEMENT OF MEMBERS’ EQUITY
YEAR ENDED OCTOBER 31, 2004

Members’
Equity
BALANCE, October 31, 2003	$2,812,870

Contributed capital on April 8, 2004	42,787,884

Net income	5,101,144

BALANCE, October 31, 2004	$50,701,898

See accompanying notes.	4

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED OCTOBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,101,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,375,580
Loss on sale of assets	262,510
Deferred income taxes	1,305,321
Changes in operating assets and liabilities:
Trade receivables	(1,721,261)
Inventories	(5,173,770)
Other current assets	(878,734)
Other assets, net	(152,518)
Accounts payable	3,623,786
Accrued liabilities	(7,277)
Other liabilities	233,498

Cash flows from operating activities	5,968,279

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,716,121)
Repayment of note receivable	33,749
Proceeds from sale of property and equipment	20,870

Cash flows from investing activities	(2,661,502)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances and payments to parent company prior to April 8, 2004, net	(12,473,171)
Repayments of debt obligations	(2,560)
Proceeds from line of credit payable to bank, net	13,096,103

Cash flows from financing activities	620,372

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,927,149

CASH AND CASH EQUIVALENTS, beginning of year	(337,302)

CASH AND CASH EQUIVALENTS, end of year	$3,589,847

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$322,913

Cash paid for income taxes	$3,301,754

NON-CASH INVESTING AND FINANCING ACTIVITIES	—
See accompanying notes.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 1 - Organization
Description of Business and Basis of Presentation - Northland Fuel LLC (“Northland Fuel” or the “Company”) was legally formed on April 8, 2004 and is a holding entity that manages cash, debt and taxes of its subsidiaries and incurs certain selling, general and administrative costs for their benefit. Northland Fuel’s wholly-owned subsidiaries are Service Oil & Gas, Inc. (“Service Oil”), Northland Vessel Leasing Company LLC (“Northland Vessel Leasing”) and Fox Avenue LLC (“Fox”). Yukon Fuel Company (“Yukon Fuel”) is a wholly-owned subsidiary of Service Oil. Prior to April 8, 2004, these entities or the assets owned by these entities were part of Northland Holdings, Inc. As discussed below, Northland Holdings, Inc. was reorganized on April 8, 2004 resulting in the creation of Northland Fuel as the new holding company of Service Oil, Northland Vessel Leasing and Fox.
Service Oil is primarily a land-based distribution company that transports, distributes and sells refined petroleum products to commercial and residential customers located on the road systems in south-central Alaska. Yukon Fuel is primarily a marine-based distribution company that distributes and sells refined petroleum products to commercial and residential customers located on the river systems primarily in Western Alaska and on the West Coast of Alaska. Yukon Fuel also operates land-based fuel storage facilities that are an integral part of the marine-based distribution system. Northland Vessel Leasing was formed on April 8, 2004 and owns vessels that are bareboat chartered to a vessel management company which operates the vessels pursuant to time charters with Yukon Fuel and Service Oil. Fox is a holding company for real estate located in Seattle, Washington that is classified as “assets held for sale” as of October 31, 2004 within the combined financial statements. On December 29, 2004, the real estate was sold (see Note 3). The Company’s business is affected by weather, governmental spending, construction and infrastructure spending, and tourism.
On April 8, 2004, Northland Holdings, Inc. (“Northland Holdings”), consummated a reorganization spin-off that had the effect of splitting Northland Holdings into two separate entities, Northland Transportation Company (providing primarily water and land transportation and shipping services from Washington to Alaska and Hawaii) and a newly formed holding company, Northland Fuel (consisting principally of the Fuel Division of Northland Holdings). Prior to the reorganization Service Oil and Yukon Fuel, which comprised substantially all of the Fuel Division, were wholly owned subsidiaries of Northland Holdings. Northland Vessel Leasing and Fox were formed as part of the reorganization and certain assets were contributed by Northland Holdings and its wholly owned subsidiaries to Northland Vessel Leasing and Fox. As part of the reorganization, Northland Holdings contributed its investment interest in Service Oil, Yukon Fuel, Northland Vessel Leasing and Fox to Northland Fuel. Net assets contributed to Northland Fuel on April 8, 2004 totaled approximately $42.8 million, consisting of cash, investments in and receivables from subsidiaries and certain related debt. Due to the common control and ownership the contributed assets and liabilities were carried over at their historical cost basis. Immediately after the reorganization, Northland Holdings was sold to a new group of investors.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 1 — Organization (Continued)
On July 9, 2004, Northland Fuel entered into a definitive agreement (the “Purchase Agreement”) whereby Crowley Marine Services, Inc. (“Crowley”), together with its designated wholly owned subsidiaries, agreed to purchase substantially all of the assets and assume certain liabilities of Yukon Fuel, purchase the stock of Service Oil and purchase the vessels owned by Northland Vessel Leasing. The purchase price is $52.2 million plus an amount equal to net working capital (including fuel inventory) as determined pursuant to the Purchase Agreement. As discussed in Note 11, consummation of the acquisition is contingent upon judicial approval of the Consent Decree and satisfaction of other customary closing conditions.
Note 2 — Significant Accounting Policies
Principles of Combination - The accompanying combined financial statements include the accounts of Northland Fuel, and its wholly owned subsidiaries, Northland Vessel Leasing, Fox, Service Oil and Service Oil’s wholly owned subsidiary, Yukon Fuel. Significant intercompany account balances and transactions have been eliminated in combination.
Because the ultimate voting control in Service Oil and Yukon Fuel remained unchanged as a result of the April 8, 2004 reorganization, the combined financial statements include the operating results of these entities for the twelve month period ended October 31, 2004. The combined financial statements include the operating results of Northland Fuel, Northland Vessel Leasing and Fox from the date of formation and reorganization, April 8, 2004, to October 31, 2004. The results of operations prior to April 8, 2004 of the activities included within the newly formed entities is not determinable as they were carried out by Northland Holdings or Northland Vessel Leasing Company, which also consisted of additional operations and activities not associated with the continuing business included in these combined financial statements. No allocations of such activities are included in the combined financial statements, and would consist of selling, general and administrative expenses, interest and tax expense.
Cash and Cash Equivalents - Highly liquid investments with an original maturity at the date of purchase of three months or less are considered to be cash equivalents. Cash, cash equivalents and cash overdraft amounts are presented net as the Company has the right of offset.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 2 — Significant Accounting Policies (Continued)
Trade Receivables - Trade receivables are recorded at their net realizable value. An allowance for doubtful accounts is estimated and recorded based on specific identification of accounts, historical write-offs, and economic conditions. Receivables are classified as past due or delinquent based on payment history and contractual terms. Receivables are charged off against the allowance after collection and legal efforts have been exhausted.
Other Current Assets — Prepaids and other current assets generally consists of unexpired insurance premiums, deposits and federal excise tax payments. In addition, at October 31, 2004, Northland Fuel has accumulated deferred costs of approximately $702,000. These deferred costs are for professional services relating to the pending transaction with Crowley (see Note 1). Management believes the transaction will be successful upon resolution of the current contingencies (see Note 11). The accumulated deferred costs will be recognized in conjunction with the closing, which is expected to occur during 2005. In the event it becomes probable the transaction will not be consummated, the deferred costs will be expensed.
Inventories - Inventories consist primarily of fuel held for resale and are valued at the lower of cost (weighted-average or first-in, first-out method) or market.
Other Assets - Other assets consist primarily of deferred financing costs and the long-term portion of notes receivable. Deferred financing costs are amortized using the straight line method over the terms of the related financing. The weighted average amortization period for deferred financing costs is approximately 5 years.
Property and Equipment - Property and equipment is stated at cost and depreciated using straight-line methods over the estimated useful lives of the assets (30 years for buildings; 15 to 20 years for vessels and marine equipment; and 5 to 10 years for other equipment). Renewals and refurbishments which extend asset useful lives are capitalized while normal repair and maintenance expenditures are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the lease term or the assets’ useful lives.
Impairment of Long-Lived Assets - The Company reviews its long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 2 — Significant Accounting Policies (Continued)
Goodwill and Other Intangible Assets - The Company accounts for goodwill in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets (Statement No. 142). Statement No. 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized but instead be tested for impairment at least annually. Under the test, if the carrying amount of a reporting unit that includes goodwill exceeds the fair value of the reporting unit, the Company must measure the impairment loss. Impairment loss is measured as the excess, if any, of the carrying amount of reporting unit goodwill over its implied fair value. The implied fair value of goodwill is determined as the excess of the fair value of the reporting unit over fair values of all of the unit’s assets and liabilities, including any unrecognized intangible assets. Management performs the required impairment test annually, unless events or circumstances occur suggesting interim testing be performed.
For purposes of the goodwill impairment test, the Company consists of a single reporting unit. During the year ended October 31, 2003, the Company fully impaired previously recorded goodwill resulting in a pre-tax impairment charge of approximately $31,510,000.
Other amortizable intangibles consist primarily of acquired customer lists and are amortized over the estimated useful life of 5 to 20 years (see Note 4).
Revenue Recognition and Related Costs - Revenue from fuel sales is recognized when the fuel has been delivered. Shipping and handling costs are included in direct and indirect voyage expenses and cost of fuel sales. All other revenue (primarily delivery fees) is recognized when the related services are performed.
Environmental Expenditures - Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Any environmental costs that relate to an existing condition caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are probable and the costs can be reasonably estimated.
Income Taxes - Income taxes for Service Oil and Yukon Fuel have been provided using the liability method in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” Under the liability method, deferred tax assets and liabilities represent the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to be in effect when these temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 2 — Significant Accounting Policies (Continued)
The members of Northland Fuel, Northland Vessel Leasing and Fox have elected to be taxed for federal and state income tax purposes as Limited Liability Companies. The taxable earnings or losses of these entities are included in the individual tax returns of the members. Accordingly, the combined financial statements do not include a provision for income taxes for these entities.
Closure and Post Closure Obligations - The Company has potential financial commitments for closure and post-closure obligations for tank farm facilities it owns or leases. The Company estimates its future cost requirements for closure and post-closure based on regulatory requirements, applicable permits and lease agreements, which include the requirement for removal of tanks and related equipment upon exiting a facility. Estimates for final closure and post-closure costs are developed using input from the Company’s technical and accounting managers and are reviewed by management, typically at least annually. These estimates involve projections of potential costs that will be incurred in the event the Company exits or abandons an owned or a leased tank farm. In August 2001, the FASB issued Statement No. 143, “Accounting for Asset Retirement Obligations” (Statement No. 143), which established standards for accounting for an obligation associated with the retirement of a long-lived tangible asset. The Company adopted Statement No. 143 on November 1, 2002. In accordance with Statement No. 143, the present value of the estimated closure and post-closure costs was recorded upon adoption of Statement No. 143 and is being accreted using the interest method of allocation so that 100% of the future cost is recorded upon closure of the related facility. The recorded obligation as of October 31, 2004 is insignificant.
Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncement - In December 2003, the FASB released its revised Interpretation No. 46, “Consolidation of Variable Interest Entities – an interpretation of ARB No. 51” (FIN 46R) on the consolidation of variable interest entities (VIE’s). FIN 46R must be adopted by the Company by the beginning of its 2006 fiscal year. The Company currently has affiliates that may qualify as VIEs under the Interpretation, and may have to be consolidated. The Company presently is not required to, and has not yet determined the impact of the Interpretation upon its adoption.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004
Note 3 — Asset Held for Sale
At October 31, 2004 assets held for sale consist of real estate owned by Fox located in Seattle, Washington. The real estate was sold on December 29, 2004 for $8.6 million, generating a gain of approximately $1.2 million, net of related selling expenses. As part of the sales agreement the Company accepted a note receivable for a portion of the selling price amounting to $2,580,000.
Note 4 — Other Intangible Assets
Other intangible assets consist of the following at October 31, 2004:

	Gross
	Carrying	Accumulated	Net Book
	Amount	Amortization	Value
Customer Lists	$701,333	$(137,683)	$563,650
Other	334,868	(319,643)	15,225

	$1,036,201	$(457,326)	$578,875

Amortization expense was $66,107 for 2004. Annual amortization expense is expected to be approximately $70,000 for years ending between 2005 and 2008.
Note 5 — Property and Equipment
Property and equipment consist of the following at October 31, 2004:

Land and buildings	$22,655,248
Vessels and marine equipment	16,843,633
Other operating equipment	11,951,963

51,450,844
Less accumulated depreciation and amortization	(14,411,045)

$37,039,799

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004

Note 6 — Line of Credit and Financing Commitment
Line of Credit - At October 31, 2004, the Company has a line of credit agreement (the “Agreement”) with a bank which provides for borrowings up to the lesser of $30.0 million or 85% of eligible accounts receivable plus 50% of eligible inventories, as defined by the Agreement. Under the Agreement, $1.0 million is available to the Company for the issuance of standby letters of credit. At October 31, 2004, the Company has one outstanding letter of credit of $225,000. Outstanding borrowings under the Agreement at October 31, 2004 are $21.5 million.
Interest on all Agreement borrowings is computed at the applicable interest rate (prime or the London Interbank Offering Rate (LIBOR), at the Company’s option, plus a spread based on the Company’s funded debt coverage ratio) and is payable monthly. At October 31, 2004, the interest rates on outstanding borrowings approximate 3.7%. The Agreement is subject to renewal on April 6, 2005. Substantially all of the Company’s assets collateralize the borrowings under the Agreement, which are senior in priority of repayment to all other debt of the Company. The Agreement requires the Company to maintain minimum combined net worth levels and limits the amount of dividends that can be paid.
Financing Commitment - The Company has received a financing commitment from the bank for an additional term loan of $25.0 million and an extension of the Agreement, including the line of credit, to January 2010. The financing is expected to close during the first calendar quarter of 2005. Management expects the proceeds from the term loan will be used to fund a distribution to the members of Northland Fuel during the same period.
Note 7 — Long-Term Debt
The Company has a $600,000 note payable related to a land purchase. Payments are due in monthly installments of $7,112, including interest at an annual rate of 7.5%. The note matures in October 2009.
Other notes payable includes $51,515 due to the City of Wasilla, Alaska, related to a retail fuel facility at the Wasilla airport. Repayment of the note is based upon the total annual gallons of fuel handled by the related facility. During 2004 the Company made repayments of approximately $2,500.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004

Note 7 — Long-Term Debt (Continued)
Future minimum principal payments of long-term debt for years ending October 31 are as follows:

2005	$44,384
2006	47,638
2007	51,142
2008	54,822
2009	414,514
Thereafter	39,015

$651,515

Note 8 — Related Party Transactions
The Company sells commercial petroleum products and supplies to a company owned by an employee of the Company. Such sales totaled approximately $3.0 million during 2004. At October 31, 2004, the Company has receivables from this related party of $62,594 included in trade accounts receivable.
As a result of the reorganization on April 8, 2004 the Company received contributions of certain assets and liabilities previously held by entities previously affiliated through common ownership (see Note 1).
Under the terms of a management agreement with a management company owned by a member, Northland Fuel is to pay an annual management fee of $250,000. During the period between April 8, 2004 and October 31, 2004, the annual management fee was pro-rated and total payments were approximately $150,000.
Note 9 — Employee Benefit Plans
The Company contributes to a defined contribution plan covering substantially all of the Company’s employees. The Company’s matching contribution expenses were $385,153 for the year ended October 31, 2004.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004

Note 10 — Income Taxes
Deferred income taxes consist of the following at October 31, 2004:

Deferred tax assets (liabilities):
Goodwill	$6,536,167
Accrued liabilities and allowances	314,281
Prepaid and other assets	(526,641)
Property and equipment and other intangibles	(8,571,502)

Net deferred tax liability	$(2,247,695)

The provisions for income taxes are as follows for the year ended October 31, 2004:

Federal
Current	$2,268,424
Deferred	1,104,003

$3,372,427

State
Current	$276,000
Deferred	201,318

$477,318

Provision for income taxes	$3,849,745

Note 11 — Commitments and Contingencies
Leases - The Company leases docks, land for tank farms, vehicles, office equipment, and office space under long-term operating leases. Certain of these leases contain rent escalation clauses based on the Consumer Price Index and other factors, renewal clauses for periods of 5 to 55 years, and require the payment of contingent rentals based on usage in excess of specified minimum levels. The majority of the leases require the Company to pay the taxes, maintenance, and insurance costs associated with the leased property, in addition to base rent. Future base rent commitments under lease agreements with initial or remaining lease terms in excess of one year at October 31, 2004 are approximately $1.0 million in 2005, $800,000 in 2006, $640,000 in 2007, $490,000 in 2008, $435,000 in 2009, and $3.4 million thereafter. Rent expense under all operating leases totaled $1.1 million in 2004.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004

Note 11 — Commitments and Contingencies (Continued)
Litigation - The Company is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Company from any potential material loss. As a result, management believes that the ultimate resolution of various proceedings will not have a material adverse effect on the combined financial statements of the Company.
On July 13, 2004, Crowley, together with Northland Fuel, Yukon Fuel and Northland Vessel Leasing, entered into a Consent Decree with the State of Alaska (the “Consent Decree”), which was filed with the Superior Court in Nome, Alaska on July 23, 2004. The Consent Decree was entered into to settle a lawsuit filed by the State of Alaska which alleges that the transactions contemplated by the Purchase Agreement violate the antitrust laws of the State of Alaska. Pursuant to the Consent Decree, Crowley agreed, among other things, to: (a) provide approximately 4 million gallons of tank farm storage capacity located in Bethel, Alaska to Delta Western, Inc. (“DW”) for up to 10 years (with options to extend); (b) sell certain tugs, barges and related assets to DW to enable DW to distribute petroleum products on the coastal areas and river systems in Alaska; and (c) grant options to DW to acquire and/or lease certain real property located in Bethel, Alaska. In addition, the Consent Decree contains provisions that restrict Crowley’s ability to: (a) acquire any of the assets it divests pursuant to the Consent Decree; and (b) dispose of the tank farms it operates in Bethel, Alaska. The Consent Decree is subject to a sixty-day public comment period and approval of the Nome Superior Court. The sixty-day public comment period has expired, and comments (“verified exceptions”) were filed by several interested parties. As part of the public comment process, the Nome Superior Court ordered the Alaska Attorney General to turn over a portion of his investigative file to certain interested parties who filed verified exceptions.
The Alaska Attorney General has filed an appeal with the State of Alaska Supreme Court seeking to have the Nome Superior Court’s document disclosure order overturned, and Crowley and Yukon Fuel have joined in that request. Because of the appeal to the Alaska Supreme Court, all proceedings relative to the Consent Decree approval process have been stayed by the judge in the Nome Superior Court.
Once the appeal is resolved, it is expected that the Nome Superior Court will hold a hearing on the Consent Decree.
Due to the judicial issues being raised before the Alaska Supreme Court, it is uncertain when the hearing on the Consent Decree will be held and when the acquisition will close.

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
OCTOBER 31, 2004

Note 11 — Commitments and Contingencies (Continued)
U.S. Coast Guard Rulemaking - The Company’s vessels are eligible to participate in the U.S. coastwise trade by virtue of a 1996-enacted law (the Lease Finance Law). Previously, the U.S. Coast Guard issued a Notice of Proposed Rulemaking (NPRM) concerning “Vessel Documentation: Lease-Financing for Vessels Engaged in the Coastwise Trade” (the Proposed Rule). The Proposed Rule would have imposed requirements for obtaining a coastwise endorsement for a lease-financed vessel more stringent than those enacted by Congress. The Proposed Rule also contains a proposed new certificate to accompany applications for documentation.
During August 2004, the Lease Finance Law was amended and narrows the range of foreign-owned persons who can qualify to own coastwise eligible vessels by imposing more stringent requirements than the originally enacted Lease Finance Law. Management, in consultation with counsel, believes that the Company’s vessels continue to be eligible to participate in the U.S. coastwise trade principally by virtue of an exemption in the 2004 amendment for certain vessels operating in Alaska or to and from Alaska. Congress has directed the U.S. Coast Guard to issue a rule implementing the August 2004 amendment, which management anticipates will be issued in the first half of 2005.
Note 12 — Financial Instruments and Concentrations of Credit Risk
Financial instruments, including cash and cash equivalents, cash overdraft, trade receivables and payables, and borrowings on the line of credit are recorded at cost, which approximates fair value based on the short-term maturities of these instruments. The fair value of long-term debt is estimated based on borrowing rates from similar types of borrowing arrangements, and approximates carrying amounts.
The Company’s financial instruments that potentially subject it to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high-credit quality financial institutions. At October 31, 2004, the Company had cash and cash equivalent balances at certain financial institutions in excess of federally insured limits.
The Company conducts ongoing credit evaluations of its customers and generally does not require collateral. In connection with certain of its services, however, the Company has the ability to retain possession of cargo until freight charges have been paid. At October 31, 2004, trade accounts receivable are recorded net of an allowance for doubtful accounts totaling $375,855.

SUPPLEMENTAL INFORMATION

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINING BALANCE SHEET
OCTOBER 31, 2004

					Northland
				Service	Vessel
	Northland	Fox Avenue	Yukon Fuel	Oil & Gas,	Leasing		Combined
ASSETS	Fuel LLC	LLC	Company	Inc.	Company LLC	Eliminations	Total
CURRENT ASSETS
Cash and cash equivalents, net	$—	$13,893	$(388,296)	$3,964,250	$—	$—	$3,589,847
Trade receivables, net	879	—	6,398,109	7,341,584	—	—	13,740,572
Inventories	—	—	18,621,002	2,713,576	—	—	21,334,578
Assets held for sale	—	6,510,456	—	—	—	—	6,510,456
Other current assets	799,794	11,266	698,547	544,575	—	—	2,054,182

Total current assets	800,673	6,535,615	25,329,362	14,563,985	—	—	47,229,635

OTHER INTANGIBLE ASSETS, net	—	—	7,425	571,450	—	—	578,875
PROPERTY AND EQUIPMENT , net	—	—	18,025,017	10,040,619	8,974,163	—	37,039,799
INVESTMENTS IN AND RECEIVABLES FROM AFFILIATES	43,065,460	—	—	11,834,934	265,643	(55,166,037)	—
OTHER ASSETS, net	49,760	—	243,376	117,336	—	—	410,472

	$43,915,893	$6,535,615	$43,605,180	$37,128,324	$9,239,806	$(55,166,037)	$85,258,781

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Line of credit payable to bank	$—	$—	$—	$21,500,000	$—	$—	$21,500,000
Accounts payable	1,129,571	16,327	1,248,379	5,479,601	—	—	7,873,878
Payroll related liabilities	—	—	607,758	428,408	—	—	1,036,166
Other accrued liabilities	—	—	498,978	348,541	—	—	847,519
Current portion of long-term debt	—	—	—	44,384	—	—	44,384

Total current liabilities	1,129,571	16,327	2,355,115	27,800,934	—	—	31,301,947

LONG-TERM DEBT , less current portion	—	—	—	607,131	—	—	607,131
PAYABLES TO AFFILIATES		97,932	34,428,557	—		(34,526,489)	—
OTHER LIABILITIES	—	—	30,001	370,109	—	—	400,110
DEFERRED INCOME TAXES	—	—	543,494	1,704,201	—	—	2,247,695
COMMON STOCK	—	—	3,984,000	1,050,000	—	(5,034,000)	—
MEMBERS’ EQUITY	42,786,322	6,421,356	2,264,013	5,595,949	9,239,806	(15,605,548)	50,701,898

	$43,915,893	$6,535,615	$43,605,180	$37,128,324	$9,239,806	$(55,166,037)	$85,258,781

NORTHLAND FUEL LLC AND SUBSIDIARIES
COMBINING STATEMENT OF INCOME
YEAR ENDED OCTOBER 31, 2004

					Northland
				Service	Vessel
	Northland	Fox Avenue	Yukon Fuel	Oil & Gas,	Leasing		Combined
	Fuel LLC *	LLC *	Company	Inc.	Company LLC *	Eliminations	Total
REVENUES
Fuel	$—	$—	$78,519,002	$98,373,185	$—	$(2,114,667)	$174,777,520
Fuel and deck freight	—	—	3,448,571	—	—	—	3,448,571
Basic charter hire	—	—	—	—	889,893	—	889,893
Other	—	56,775	542,246	95,798	—	—	694,819

	—	56,775	82,509,819	98,468,983	889,893	(2,114,667)	179,810,803

OPERATING COSTS AND EXPENSES
Cost of fuel sales	—	—	61,849,279	84,095,095	—	(1,786,438)	144,157,936
Operating and voyage expenses	—	—	3,671,387	6,424,915	—	(328,229)	9,768,073
Charter hire	—	—	1,549,078	—	—	—	1,549,078
Selling, general, and administrative	—	145,875	5,869,746	5,600,363	—	—	11,615,984
Depreciation and amortization	—	114,452	1,780,509	850,892	629,727	—	3,375,580

	—	260,327	74,719,999	96,971,265	629,727	(2,114,667)	170,466,651

INCOME (LOSS) FROM OPERATIONS	—	(203,552)	7,789,820	1,497,718	260,166	—	9,344,152

OTHER INCOME (EXPENSE)
Interest income	—	—	164,596	8,000	—	(1,562)	171,034
Interest expense	(1,562)	—	(2,341)	(320,572)	—	1,562	(322,913)
Other, net	—	—	(241,384)	—	—	—	(241,384)

INCOME (LOSS) BEFORE INCOME TAX	(1,562)	(203,552)	7,710,691	1,185,146	260,166	—	8,950,889

PROVISION FOR INCOME TAXES	—	—	3,266,715	583,030	—	—	3,849,745

NET INCOME (LOSS)	$(1,562)	$(203,552)	$4,443,976	$602,116	$260,166	$—	$5,101,144

*	Includes results of operations from the date of formation, April 8, 2004, to October 31, 2004 (see Note 1).